Exhibit 99.1

Goodyear Announces Q1 2025 Results; Completes Sale of Dunlop Brand

Goodyear Forward drives benefits of $200 million; targets reaffirmed

AKRON, Ohio, May 7, 2025 – The Goodyear Tire & Rubber Company reported first quarter 2025 results today and the company will host an investor call tomorrow morning at 8:30 a.m. eastern time led by Mark Stewart, Goodyear’s chief executive officer and president, and Christina Zamarro, the company’s executive vice president and chief financial officer. The management team will share insights on first quarter performance and progress on the Goodyear Forward transformation plan.

FOR IMMEDIATE RELEASE

>   GLOBAL HEADQUARTERS:

200 INNOVATION WAY,

AKRON, OHIO 44316-0001

>   MEDIA WEBSITE: WWW.GOODYEARNEWSROOM.COM

>   MEDIA CONTACT:

DOUG GRASSIAN

330.796.3855 DOUG_GRASSIAN@GOODYEAR.COM

>   ANALYST CONTACT:

GREG SHANK

330.796.5008 GREG_SHANK@GOODYEAR.COM

“Our team kicked off the year by delivering the strongest quarter to date in benefits from Goodyear Forward and advanced our goal of building a high-performance culture that is designed to win,” said Chief Executive Officer and President Mark Stewart. “With the sale of the Dunlop brand, we are further optimizing our portfolio while strengthening our balance sheet – a critical component of our transformation plan. We remain committed to our targets, including segment operating margin of 10 percent and leverage of 2.0x-2.5x in the fourth quarter of this year.”

Goodyear’s first quarter 2025 net sales were $4.3 billion, with tire unit volumes totaling 38.5 million. Goodyear net income was $115 million (40 cents per share) compared to a Goodyear net loss of $57 million (20 cents per share) a year ago. The first quarter of 2025 included several significant items including, on a pre-tax basis, an estimated gain on the sale of the Off-the-Road (OTR) tire business of $260 million, rationalization charges of $81 million and Goodyear Forward costs of $7 million. The first quarter of 2024 included, on a pre-tax basis, rationalization charges of $22 million and Goodyear Forward costs of $28 million. Goodyear Forward costs are comprised of advisory, legal and consulting fees and costs associated with planned asset sales.

First quarter 2025 adjusted net loss was $11 million compared to adjusted net income of $29 million in the prior year’s quarter. Adjusted earnings per share was a loss of $0.04, compared to earnings of $0.10 in the prior year’s quarter. Per share amounts are diluted.

The company reported segment operating income of $195 million in the first quarter of 2025, down $52 million from a year ago. After adjusting for the sale of its OTR tire business, which was sold in February 2025, segment operating income declined $40 million, driven by higher raw materials. Segment operating income reflects benefits from Goodyear Forward of $200 million, unfavorable net price/mix versus raw material costs of $113 million, inflation of $56 million, lower tire volume of $33 million, unabsorbed fixed costs of $19 million and unfavorable foreign currency translation of $12 million.

First quarter cash flow from operating activities was negative, and in-line with typical seasonal increases in working capital, particularly accounts receivable and inventory.

Additional earnings materials can be found on Goodyear’s investor relations website at http://investor.goodyear.com.

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Reconciliation of Non-GAAP Financial Measures

See “Non-GAAP Financial Measures” and “Financial Tables” for further explanation and reconciliation tables for historical Total Segment Operating Income and Margin; Adjusted Net Income (Loss); and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2025 and 2024 periods.

Business Segment Results

AMERICAS

	First Quarter
(In millions)	2025	2024
Tire Units	18.4	19.0
Net Sales	$2,502	$2,588
Segment Operating Income	155	179
Segment Operating Margin	6.2%	6.9%

Americas’ first quarter 2025 net sales of $2.5 billion were 3.3% lower than last year, driven by declines in replacement volume and the negative impact of changes in foreign exchange rates. Tire unit volume decreased 3.1%. Replacement tire unit volume decreased 3.1%, reflecting USTMA member declines in the United States. Non-USTMA members, generally representing low-cost imported product, grew 10% during the quarter in the United States. Original equipment tire unit volume decreased 3.2%. In the U.S., we outperformed competitors, reflecting significant O.E. market share gains.

Segment operating income of $155 million decreased $24 million from prior year. The decrease was driven by higher raw material and other costs, which were mostly offset by Goodyear Forward and price/mix benefits.

EMEA

	First Quarter
(In millions)	2025	2024
Tire Units	12.3	12.5
Net Sales	$1,277	$1,347
Segment Operating Income (Loss)	(5)	8
Segment Operating Margin	(0.4)%	0.6%

EMEA’s first quarter 2025 net sales of $1.3 billion were 5.2% lower, driven by the negative impact of changes in foreign exchange rates and decreased tire volume. Tire unit volume decreased 2.0%. Replacement unit volumes decreased 3.9%, reflecting increased competition. Original equipment tire unit volumes increased 3.0%, reflecting significant market share gains.

Segment operating loss of $5 million was $13 million lower compared to the prior year’s quarter driven by higher raw material and other costs. These factors were partly offset by Goodyear Forward and price/mix benefits.

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ASIA PACIFIC

	First Quarter
(In millions)	2025	2024
Tire Units	7.8	8.9
Net Sales	$474	$602
Segment Operating Income	45	60
Segment Operating Margin	9.5%	10.0%

Asia Pacific’s first quarter 2025 net sales of $474 million were 21.3% lower, driven by lower replacement volume and the sale of the OTR tire business. Tire unit volume decreased 12.4%. Replacement tire unit volume decreased 21.3%, driven by actions taken to reduce lower margin business and channel destocking. Original equipment unit volume decreased 2.4%, primarily in China.

First quarter 2025 segment operating income of $45 million was $15 million lower from prior year, driven by the divestiture of the OTR tire business. After adjusting for the sale of the OTR tire business, Asia Pacific’s segment operating margin grew 190 basis points.

Goodyear Forward

Goodyear Forward is a transformation plan designed to deliver significant margin expansion, optimize the company’s portfolio, and reduce leverage to drive substantial shareholder value creation. Goodyear Forward is expected to deliver $1.5 billion in annual run-rate benefits driven by cost actions and margin expansion, segment operating margin of 10%, gross proceeds in excess of $2 billion from portfolio optimization and a net leverage ratio of 2.0x to 2.5x, all by the end of 2025.

First quarter segment operating income reflects Goodyear Forward benefits of $200 million. In addition, on February 3, 2025, the sale of the OTR tire business to The Yokohama Rubber Company successfully closed; gross cash proceeds received at closing totaled $905 million. Similarly, on May 7, 2025, the sale of the Dunlop brand to Sumitomo Rubber Industries, Ltd., was completed; gross cash proceeds received at closing totaled $735 million. Goodyear intends to use the transaction proceeds to reduce leverage and fund initiatives in connection with the Goodyear Forward transformation plan.

Conference Call

The Company will host an investor call on Thursday, May 8 at 8:30 a.m. ET. Please visit Goodyear’s investor relations website: http://investor.goodyear.com, for additional earnings materials.

Participating in the conference call will be Mark W. Stewart, chief executive officer and president, and Christina L. Zamarro, executive vice president and chief financial officer.

The investor call can be accessed on the website or via telephone by calling either (800) 343-4136 or (203) 518-9843 before 8:25 a.m. and providing the conference ID “Goodyear.” A replay will be available by calling (888) 215-1533 or (402) 220-4939. The replay will also be available on the website.

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About Goodyear

Goodyear is one of the world’s largest tire companies. It employs about 68,000 people and manufactures its products in 53 facilities in 20 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate.

Forward-Looking Statements

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives, including the sale of our chemical business; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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Non-GAAP Financial Measures (unaudited)

This news release presents non-GAAP financial measures, including Total Segment Operating Income and Margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measures to Total Segment Operating Income and Margin are Goodyear Net Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).

Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share (EPS) is the company’s Adjusted Net Income (Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS) are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, impairments, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total Segment Operating Income and Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share to the most directly comparable U.S. GAAP financial measures.

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The Goodyear Tire & Rubber Company and Subsidiaries

Financial Tables (Unaudited)

Table 1: Consolidated Statement of Operations

	Three Months Ended March 31,
(In millions, except per share amounts)	2025	2024
Net Sales	$4,253	$4,537
Cost of Goods Sold	3,513	3,715
Selling, Administrative and General Expense	650	696
Rationalizations	81	22
Interest Expense	115	126
Other (Income) Expense	25	28
Net (Gains) Losses on Asset Sales	(262)	2

Income (Loss) before Income Taxes	131	(52)
United States and Foreign Tax Expense	13	6

Net Income (Loss)	118	(58)
Less: Minority Shareholders’ Net Income (Loss)	3	(1)

Goodyear Net Income (Loss)	$115	$(57)

Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$0.40	$(0.20)

Weighted Average Shares Outstanding	287	286
Diluted	$0.40	$(0.20)

Weighted Average Shares Outstanding	289	286

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Table 2: Consolidated Balance Sheets

	March 31,	December 31,
(In millions, except share data)	2025	2024
Assets:
Current Assets:
Cash and Cash Equivalents	$902	$810
Accounts Receivable, less Allowance — $89 ($84 in 2024)	2,942	2,482
Inventories:
Raw Materials	796	755
Work in Process	231	213
Finished Products	2,921	2,629

	3,948	3,597
Assets Held for Sale	197	466
Prepaid Expenses and Other Current Assets	380	277

Total Current Assets	8,369	7,632
Goodwill	757	756
Intangible Assets	686	805
Deferred Income Taxes	1,715	1,686
Other Assets	1,112	1,052
Operating Lease Right-of-Use Assets	943	951
Property, Plant and Equipment, less Accumulated Depreciation — $12,485 ($12,212 in 2024)	8,129	8,082

Total Assets	$21,711	$20,964

Liabilities:
Current Liabilities:
Accounts Payable — Trade	$4,142	$4,052
Compensation and Benefits	565	606
Other Current Liabilities	1,214	1,089
Notes Payable and Overdrafts	436	558
Operating Lease Liabilities due Within One Year	199	200
Long Term Debt and Finance Leases due Within One Year	300	832

Total Current Liabilities	6,856	7,337
Operating Lease Liabilities	799	804
Long Term Debt and Finance Leases	7,302	6,392
Compensation and Benefits	781	789
Deferred Income Taxes	109	108
Other Long Term Liabilities	778	628

Total Liabilities	16,625	16,058
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares — 286 million in 2025 (285 million in 2024)	286	285
Capital Surplus	3,160	3,159
Retained Earnings	5,271	5,156
Accumulated Other Comprehensive Loss	(3,787)	(3,844)

Goodyear Shareholders’ Equity	4,930	4,756
Minority Shareholders’ Equity — Nonredeemable	156	150

Total Shareholders’ Equity	5,086	4,906

Total Liabilities and Shareholders’ Equity	$21,711	$20,964

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Table 3: Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(In millions)	2025	2024
Cash Flows from Operating Activities:
Net Income (Loss)	$118	$(58)
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization	270	284
Amortization and Write-Off of Debt Issuance Costs	6	3
Provision for Deferred Income Taxes	(31)	(42)
Net Pension Curtailments and Settlements	4	(5)
Net Rationalization Charges	81	22
Rationalization Payments	(65)	(55)
Net (Gains) Losses on Asset Sales	(262)	2
Operating Lease Expense	78	85
Operating Lease Payments	(71)	(69)
Pension Contributions and Direct Payments	(41)	(16)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(431)	(325)
Inventories	(365)	(167)
Accounts Payable — Trade	46	(47)
Compensation and Benefits	(28)	(38)
Other Current Liabilities	95	(45)
Other Assets and Liabilities	58	20

Total Cash Flows from Operating Activities	(538)	(451)
Cash Flows from Investing Activities:
Capital Expenditures	(259)	(318)
Asset Dispositions	720	108
Notes Receivable	(7)	(21)
Other Transactions	(22)	—

Total Cash Flows from Investing Activities	432	(231)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	409	282
Short Term Debt and Overdrafts Paid	(535)	(230)
Long Term Debt Incurred	5,951	3,964
Long Term Debt Paid	(5,627)	(3,332)
Common Stock Issued	(4)	(3)
Transactions with Minority Interests in Subsidiaries	—	(2)
Debt Related Costs and Other Transactions	17	(18)

Total Cash Flows from Financing Activities	211	661
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	9	(10)

Net Change in Cash, Cash Equivalents and Restricted Cash	114	(31)
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	864	985

Cash, Cash Equivalents and Restricted Cash at End of the Period	$978	$954

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Table 4: Reconciliation of Segment Operating Income & Margin

	Three Months Ended March 31,
(In millions)	2025	2024
Total Segment Operating Income	$195	$247
Less:
Rationalizations	81	22
Interest Expense	115	126
Other (Income) Expense	25	28
Net (Gains) Losses on Asset Sales	(262)	2
Asset Write-Offs, Accelerated Depreciation, and Accelerated Lease Costs	46	51
Corporate Incentive Compensation Plans	16	20
Retained Expenses of Divested Operations	5	5
Other	38	45

Income (Loss) before Income Taxes	$131	$(52)
United States and Foreign Tax Expense	13	6
Less: Minority Shareholders’ Net Income (Loss)	3	(1)

Goodyear Net Income (Loss)	$115	$(57)

Net Sales	$4,253	$4,537
Return on Net Sales	2.7%	-1.3%
Total Segment Operating Margin	4.6%	5.4%

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Table 5: Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share

First Quarter 2025

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward Costs	Pension Settlement Charges	Asset and Other Sales	As Adjusted
Net Sales	$4,253	$—	$—	$—	$—	$4,253
Cost of Goods Sold	3,513	(43)	—	—	—	3,470

Gross Margin	740	43	—	—	—	783

SAG	650	(3)	(2)	—	—	645
Rationalizations	81	(81)	—	—	—	—
Interest Expense	115	—	—	—	—	115
Other (Income) Expense	25	—	(5)	(4)	—	16
Net (Gain) Loss on Asset Sales	(262)	—	—	—	262	—

Pre-tax Income (Loss)	131	127	7	4	(262)	7
Taxes	13	23	2	1	(25)	14
Minority Interest	3	1	—	—	—	4

Goodyear Net Income (Loss)	$115	$103	$5	$3	$(237)	$(11)

EPS	$0.40	$0.36	$0.02	$0.01	$(0.83)	$(0.04)

First Quarter 2024

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward Costs	Debica Fire Impact	Asset and Other Sales	Indirect Tax Settlements and Discrete Tax Items	Pension Settlement Charges (Credits)	As Adjusted
Net Sales	$4,537	$—	$—	$—	$—	$—	$—	$4,537
Cost of Goods Sold	3,715	(43)	—	(14)	—	8	—	3,666

Gross Margin	822	43	—	14	—	(8)	—	871

SAG	696	(8)	(28)	—	—	—	—	660
Rationalizations	22	(22)	—	—	—	—	—	—
Interest Expense	126	—	—	—	—	—	—	126
Other (Income) Expense	28	—	—	—	(8)	2	5	27
Net (Gain) Loss on Asset Sales	2	—	—	—	(2)	—	—	—

Pre-tax Income (Loss)	(52)	73	28	14	10	(10)	(5)	58
Taxes	6	8	7	2	3	(2)	(1)	23
Minority Interest	(1)	6	—	1	—	—	—	6

Goodyear Net Income (Loss)	$(57)	$59	$21	$11	$7	$(8)	$(4)	$29

EPS	$(0.20)	$0.20	$0.07	$0.04	$0.02	$(0.02)	$(0.01)	$0.10

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